EXHIBIT 32
CERTIFICATION
Pursuant to 18 U.S.C. (S) 1350, the undersigned officers of MSA Safety Incorporated (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 16, 2024	/s/ Nishan J. Vartanian
Nishan J. Vartanian
Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Lee B. McChesney
Lee B. McChesney
Senior Vice President and Chief Financial Officer